                                                                    (Exhibit 21)

                             AMERICOLD CORPORATION

                              List of Subsidiaries

                                           Names
                        State of        Under Which
Name                  Incorporation    Does Business
----                  -------------    ----------------
Americold Services    Delaware       Americold Services
  Corporation                          Corporation